Exhibit 10.2

AMENDMENT NO. 3

TO

CREDIT AGREEMENT

AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of [December             , 2008] (this “Amendment Agreement”), among TIMBERLANDS II, LLC, a Delaware limited liability company (“Wells Timberland”), and WELLS TIMBERLAND ACQUISITION, LLC, a Delaware limited liability company (“Wells Acquisition”; Wells Timberland and Wells Acquisition each a “Current Borrower” and together, the “Current Borrowers”), the various other Loan Parties (such capitalized term and all other capitalized terms not defined herein shall have the meanings provided for in Article I) that are parties hereto, the various financial institutions parties hereto (collectively, the “Lenders”), and COBANK, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, the Current Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement, dated as of October 9, 2007, as amended by that certain Amendment No. 1 to Credit Agreement, dated as of November 26, 2007, and as further amended by that certain Amendment No. 2 to Credit Agreement, dated as of May 13, 2008 (the “Existing Credit Agreement”); and

WHEREAS, the Current Borrowers have requested that, as of the Effective Date, the Existing Credit Agreement be amended to permit:

1.	the distribution by Wells Acquisition of the membership interests in Wells Timberland to Wells Partnership;

2.	the immediately subsequent sale by Wells Partnership of the membership interests in Wells Acquisition to Wells Real Estate Funds, Inc., a Georgia corporation (“Wells REF”);

3.	the removal of Wells Acquisition as a Borrower and as a Loan Party with rights and obligations under the Amended Credit Agreement; and

4.	the addition of Wells Timberland Operating Partnership, L.P. as a borrower, with attendant rights and obligations under the Amended Credit Agreement.

WHEREAS, the Lenders are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment Agreement shall have the following meanings:

“Administrative Agent” is defined in the preamble.

“Amendment Agreement” is defined in the preamble.

“Amended Credit Agreement” means the Existing Credit Agreement as amended by this Amendment Agreement as of the Effective Date.

“Amended Disclosure Schedule” means the Disclosure Schedule and related exhibits attached as Schedule I to the Existing Credit Agreement as supplemented by the Disclosure Schedule Supplement attached hereto as Annex A.

“Current Borrower(s)” is defined in the preamble.

“Effective Date” is defined in Section 5.1.

“Existing Credit Agreement” is defined in the first recital.

“Lenders” is defined in the preamble.

“Permitted Distribution” is defined in Section 2.1.

“Permitted SPE Transaction” is defined in Section 2.1.

“Subordinated Credit Agreement” means the Subordinated Credit Agreement, dated as of October 9, 2007, among the Current Borrowers, the Subordinated Administrative Agent and the Subordinated Lenders, as amended, restated or otherwise modified from time to time in accordance with Section 7.2.10 of the Amended Credit Agreement.

“Wells Partnership” means Wells Timberland Operating Partnership, L.P., a Delaware limited partnership.

“Wells REF” is defined in the preamble.

“Working Capital Sub-Account” means the “Working Capital Sub-Account” of the Revenue Account established by Amendment No. 1 to Credit Agreement, dated as of November 26, 2007.

SECTION 1.2. Other Definitions. Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Credit Agreement.

ARTICLE II

AMENDMENTS

SECTION 2.1. By this Amendment Agreement, Section 1.1 of the Existing Credit Agreement is amended by adding the following new definitions in the appropriate alphabetical order:

“Permitted Distribution” means the distribution by Wells Acquisition of all of the membership interests in Wells Timberland to Wells Partnership pursuant to the distribution documents, forms of which are attached as Exhibit A-1 to the Amended Disclosure Schedule.

“Permitted SPE Transaction” means the sale by Wells Partnership of all of the membership interests in Wells Acquisition to Wells Real Estate Funds, Inc. pursuant to the purchase and sale documents, forms of which are attached as Exhibit A-2 to the Amended Disclosure Schedule.

SECTION 2.2. By this Amendment Agreement, the preamble of the Existing Credit Agreement is amended and restated in its entirety as follows to exclude Wells Acquisition from the definitions of “Borrower” and “Borrowers” and to substitute Wells Partnership:

“CREDIT AGREEMENT, dated as of October 9, 2007, among TIMBERLANDS II, LLC, a Delaware limited liability company (“Wells Timberland”), Wells Timberland Operating Partnership, L.P., a Delaware limited partnership (“Wells Partnership”; Wells Timberland and Wells Partnership each a “Borrower” and together, the “Borrowers”), the various financial institutions as are, or may from time to time become, parties hereto (collectively, the “Lenders”), and COBANK, ACB (“CoBank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

SECTION 2.3. By this Amendment Agreement, the Existing Credit Agreement is amended so that, except for 7.1.1(d)(ii), 7.1.1(e) and 7.1.1(i) and any other provisions specifically provided for herein, whenever it refers to a notice, payment, representation, warranty, covenant obligation, or other liability or action of, by, or with respect to either or both of the Current Borrowers or Wells Acquisition, the notice, payment, representation, warranty, covenant obligation, or other liability or action shall be deemed to relate exclusively to Wells Timberland and Wells Partnership, with Wells Acquisition having no further duties, rights, or status under the Existing Credit Agreement or the other Loan Documents.

SECTION 2.4. By this Amendment Agreement, the definition of “Loan Party” in Section 1.1 of the Existing Credit Agreement is amended and restated in its entirety as follows:

“‘Loan Party’ means the Borrowers, Wells TRS Subsidiary, Wells REIT, Wells TRS, and any other Person (other than any Lender Party) obligated under any Loan Document. Without limiting the foregoing, neither Wells Installment Note Issuer nor Wells Acquisition is a Loan Party.”

SECTION 2.5. By this Amendment Agreement, the definitions of “Applicable Margin” and “Compliance Certificate” in Section 1.1 of the Existing Credit Agreement are

amended by deleting each and every reference to “Wells Acquisition” and inserting in lieu thereof “Wells Manager.”

SECTION 2.6. By this Amendment Agreement, the definition of “Unrestricted Timber Subsidiary” in Section 1.1 of the Existing Credit Agreement is amended and restated as follows:

“‘Unrestricted Timber Subsidiary’ means any wholly-owned Subsidiary, other than Wells Partnership, acquired or organized by Wells REIT or Wells TRS for the purpose of consummating an Unrestricted Timber Transaction, provided that (a) (i) each such direct Subsidiary of Wells REIT shall act as an intermediate holding company performing substantially the same functions as Wells Partnership and (ii) each such direct Subsidiary of Wells TRS shall perform substantially the same functions as Wells TRS Subsidiary in connection with such Unrestricted Timber Transaction and (b) each such Subsidiary satisfies the requirements set forth in the definition of “Unrestricted Timber Transaction”.”

SECTION 2.7. By this Amendment Agreement, the definition of “Unrestricted Timber Transaction” in Section 1.1 of the Existing Credit Agreement is amended and restated in its entirety as follows:

“‘Unrestricted Timber Transaction’ means the purchase or acquisition of real property or leases of real property (either through the purchase of assets or the purchase of Equity Interests of any Person that owns such assets) for the purpose of harvesting Timber thereon, provided that each such transaction is consummated and conducted exclusively by Unrestricted Timber Subsidiaries, and in the case of each such transaction (b) Wells REIT and Wells TRS perform in all material respects the same functions in each such transaction as they perform with respect to the Transaction; (c) each such Unrestricted Timber Subsidiary performs the functions specified in clause (a) of the proviso that is contained in the definition of “Unrestricted Timber Subsidiary”; (d) each such Unrestricted Timber Subsidiary has been capitalized solely through amounts contributed by Wells REIT or funded by Persons other than a Loan Party; (e) neither Wells REIT nor Wells TRS shall in any respect be subject to any material restriction or obligation imposed by, or provide any additional material benefits to, the lenders providing any financing with respect to each such transaction, in each case without complying with Section 7.2.20; (f) all the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct, provided that if any such representations or warranties relate to an earlier date it shall be true and correct as of such date; (g) all obligations in connection with each such transaction are Non-Recourse; (h) no Default or an Event of Default has occurred or is continuing or would result from the consummation of each such transaction; (i) each such transaction shall be consummated in accordance with applicable Laws; and (j) no Material Adverse Effect could reasonably be expected to result from the consummation of each such transaction.”

SECTION 2.8. By this Amendment Agreement, Section 6.25.1(b)(iv) of the Existing Credit Agreement (listing Unrestricted Timber Transactions as one of the businesses in which Wells Partnership is permitted to engage) is deleted in its entirety.

SECTION 2.9. By this Amendment Agreement, Sections 7.1.1(d)(ii), 7.1.1(e) and 7.1.1(i) of the Existing Credit Agreement are amended by deleting each and every instance of “Wells Acquisition” and inserting “Wells Manager” in lieu thereof.

SECTION 2.10. By this Amendment Agreement, each and every reference to “Wells Partnership” in Sections 7.2.2, 7.2.5, 7.2.12 and 7.2.20 of the Existing Credit Agreement (each referring to the parties permitted to engage in Unrestricted Timber Transactions) is deleted.

SECTION 2.11. By this Amendment Agreement, the Existing Credit Agreement is amended so that each reference to “clause (a)(i)” or “clause (a)(ii)” of the definition of “Unrestricted Timber Transaction” shall refer to the definition of “Unrestricted Timber Transaction” as a whole.

SECTION 2.12. By this Amendment Agreement, Section 7.2.5(a) of the Existing Credit Agreement is amended by replacing the word “and” immediately preceding item (v) with a comma and inserting the following immediately after the final word of such subsection (a):

“(vi) the Permitted Distribution and (vii) the Permitted SPE Transaction, provided that all net proceeds of the Permitted SPE Transaction are remitted and applied in accordance with Subsection 7.2.9(f).”

SECTION 2.13. By this Amendment Agreement, Section 7.2.9 of the Existing Credit Agreement is amended by deleting the word “and” at the end of Subsection 7.2.9(c), replacing the period after Subsection 7.2.9(d) with a semicolon, and inserting immediately after the last word of such subsection (d) the following:

“(e) the Permitted Distribution; and

(f) the Permitted SPE Transaction, provided that all net proceeds of the Permitted SPE Transaction shall be immediately remitted and applied as follows:

(i) deposited in the Working Capital Sub-Account, in an amount sufficient to increase the balance of the Working Capital Sub-Account on the day of proceeds application to $2,250,000; and

(ii) the remainder remitted to the Subordinated Administrative Agent for immediate application to prepayment of principal owing on the Subordinated Notes.”

SECTION 2.14. By this Amendment Agreement, Section 2.7.19 of the Existing Credit Agreement is amended by replacing the period immediately after the last word of clause (c) with the following:

“provided, however, that this clause (c) shall not apply to the amendment of Wells Installment Note Issuer’s organizational documents by that certain First Amendment to the Limited Liability Company Agreement of MWV SPE, LLC (the “First Amendment to LLC Agreement”), dated as of December __, 2008, by and among Wells Acquisition, Wells Manager, Special Member (as defined in the First Amendment to LLC Agreement), MeadWestvaco Coated Board, Inc. and Wachovia Bank, National Association.”

SECTION 2.15. By this Amendment Agreement, Section 8.1.7 of the Existing Credit Agreement (making an event of default under any Installment Note Document an Event of Default under the Credit Agreement) is deleted in its entirety.

SECTION 2.16. By this Amendment Agreement, Section 8.1.15 of the Existing Credit Agreement (making any demand by Wells Installment Note Issuer on the MWV SPE Capital Note an Event of Default under the Credit Agreement) is deleted in its entirety.

SECTION 2.17. By this Amendment Agreement, the Disclosure Schedule is supplemented by the addition of the items and exhibits contained in the Disclosure Schedule Supplement attached as Annex A hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to make the amendments provided for in Article II, the Current Borrowers hereby jointly and severally (a) represent and warrant that (i) each of the representations and warranties of the Loan Parties contained in the Existing Credit Agreement and in the other Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof (except, if any such representation and warranty relates to an earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing and (b) agrees that the incorrectness in any material respect of any representation and warranty contained in the preceding clause (a) shall constitute an immediate Event of Default.

ARTICLE IV

ACKNOWLEDGMENT OF OTHER LOAN PARTIES

By executing this Amendment Agreement, each of the Loan Parties (other than Wells Acquisition) hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date each reference therein to the Credit Agreement shall refer to the Credit Agreement after giving effect to this Amendment Agreement.

ARTICLE V

CONDITIONS TO EFFECTIVENESS; EXPIRATION

SECTION 5.1. Effective Date. This Amendment Agreement shall become effective on such date (herein called the “Effective Date”) when the conditions set forth in this Section have been satisfied.

SECTION 5.1.1 Execution of Agreement. The Administrative Agent shall have received counterparts of this Amendment Agreement duly executed and delivered on behalf of the Current Borrowers, each of the other Loan Parties, the Administrative Agent and all the Lenders.

SECTION 5.1.2 Representations and Warranties. The representations and warranties made by the Current Borrowers pursuant to Article III hereof as of the Effective Date shall be true and correct.

SECTION 5.1.3 Approval of Distribution and SPE Transaction Documents. The Administrative Agent shall have had opportunity to review and shall have found reasonably satisfactory the documents implementing the Permitted Distribution and the Permitted SPE Transaction, which shall be in substantially the form attached to the Amended Disclosure Schedule as Exhibit A-1 and Exhibit A-2, respectively.

SECTION 5.1.4 Certification of Deposit of Permitted SPE Transaction Proceeds. The Administrative Agent shall have received, in form and substance satisfactory to it, a certification by Wells Partnership that proceeds of the SPE Transaction have been remitted and applied in accordance with the proviso of Section 7.2.9(f) of the Amended Credit Agreement.

SECTION 5.1.5 Opinion of Counsel. An opinion of counsel, satisfactory to the Administrative Agent, as to the enforceability, due authorization, execution and delivery of this Amendment Agreement and the due authorization, execution and delivery of the documents relating to the Permitted Distribution and the Permitted SPE Transaction.

SECTION 5.2. Expiration. If the Effective Date has not occurred on or prior to December 22, 2008, the agreements of the parties contained in this Amendment Agreement shall, unless otherwise agreed by the Administrative Agent, terminate immediately on such date and without further action.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Cross-References. References in this Amendment Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment Agreement.

SECTION 6.2. Loan Document Pursuant to Amended Credit Agreement. This Amendment Agreement is a Loan Document executed pursuant to the Amended Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement and each other Loan Document shall remain unamended or otherwise unmodified and in full force and effect.

SECTION 6.3. Limitation of Amendment. The amendments set forth in Article II shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Credit Agreement or of any term or provision of any other Loan Document or of any transaction or further or future action on the part of either of the Current Borrowers or any other Loan Party which would require the consent of any of the Lenders under the Existing Credit Agreement or any other Loan Document.

SECTION 6.4. Counterparts. This Amendment Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 6.5. Successors and Assigns. This Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 6.6. Further Assurances. The Current Borrowers shall execute and deliver, and shall cause each other Loan Party to execute and deliver, from time to time in favor of the Administrative Agent and the Lenders, such documents, agreements, certificates and other instruments as shall be necessary or advisable to effect the purposes of this Agreement.

SECTION 6.7. Release of Liens. Promptly following the Effective Date, the Administrative Agent will execute, deliver and/or file all amendments, releases or partial releases necessary to evidence in the public records the release of Wells Acquisition and its assets form any Lien in favor of the Administrative Agent or the Lenders.

SECTION 6.8. Costs and Expenses. The Current Borrowers agree to pay all reasonable costs and expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of legal counsel of the Administrative Agent) that are incurred in connection with the execution and delivery of this Amendment Agreement and the other agreements and documents entered into in connection herewith.

SECTION 6.9. GOVERNING LAW; WAIVER OF JURY TRIAL; ENTIRE AGREEMENT. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AMENDMENT AGREEMENT OR ANY AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH. THIS AMENDMENT AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

CURRENT BORROWERS:

TIMBERLANDS II, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:
Name: Brian Davis Title: Vice President, Finance

WELLS TIMBERLAND ACQUISITION, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:
Name: Brian Davis Title: Vice President, Finance

ADDITIONAL BORROWER:

WELLS TIMBERLAND OPERATING PARTNERSHIP, L.P.

By:	WELLS TIMBERLAND REIT, INC., as General Partner

By:
Name: Randall D. Fretz Title: Senior Vice President

[Signatures continue on following page]

[Signatures continued from previous page]

OTHER LOAN PARTIES:

WELLS TRS HARVESTING OPERATIONS, LLC

By:	FOREST RESOURCE CONSULTANTS, INC., as Manager

By:
Name: David Foil Title: President

WELLS TIMBERLAND REIT, INC.

By:
Name: Randall D. Fretz Title: Senior Vice President

WELLS TIMBERLAND TRS, INC.

By:
Name: Randall D. Fretz Title: Senior Vice President

WELLS REAL ESTATE FUNDS, INC.

By:
Name: Randall D. Fretz Title: Senior Vice President

[Signatures continue on following page]

[Signatures continued from previous page]

ADMINISTRATIVE AGENT:

COBANK, ACB, as Administrative Agent

By:
Name: Title:

LENDERS:

AGFIRST FARM CREDIT BANK

By:
Name: Thomas A. Stallworth, Jr. Title: Vice President

WACHOVIA BANK, NATIONALASSOCIATION

By:
Name: Title:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A. “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:
Name: Title:

By:
Name: Title:

ANNEX A

DISCLOSURE SCHEDULE SUPPLEMENT

SUPPLEMENT TO ITEM 1.1(b)         Material Agreements.

SUPPLEMENT TO ITEM 6.22            Affiliate Transactions.

Disclosure Schedule Supplement

All capitalized terms herein not otherwise defined have the meanings ascribed to them in the Credit Agreement.

Supplement to Item 1.1(b) Material Agreements

•	Documents relating to the Permitted Distribution attached hereto as Exhibit “A-1.”

•	Purchase and Sale Documents relating to the Permitted SPE Transaction attached hereto as Exhibit “A-2.”

Supplement to Item 6.22 Affiliate Transactions

•	The Permitted Distribution

•	The Permitted SPE Transaction

Exhibit “A-1”

[To Be Attached]

Exhibit “A-2”

[To Be Attached]